INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC. PROVIDES AN UPDATE ON RECENTLY ANNOUNCED POTENTIAL TRANSACTIONS

Indianapolis, IN - October 9, 2019 - Infrastructure and Energy Alternatives, Inc. (NASDAQ: IEA) (“IEA” or the “Company”), a leading infrastructure construction company with specialized energy and heavy civil expertise, is providing an update on the status of the potential preferred stock financing and merger transactions detailed in the previously announced non-binding indicative term sheet (the “August Term Sheet”).

As previously announced on August 14, 2019, the Company entered into an Equity Commitment Agreement (the “Equity Commitment Agreement”) among the Company, funds managed by the Private Equity Group of Ares Management Corporation (NYSE:ARES) (“Ares”), a leading global alternative asset manager, and funds managed by Oaktree Capital Management (“Oaktree”), whereby the Company agreed to issue and sell 50,000 shares of Series B Preferred Stock and 900,000 warrants to purchase the Company’s common stock at an exercise price of $0.0001 to Ares for an aggregate purchase price of $50.0 million (the “Tranche One Transaction”). The Tranche One Transaction was completed on August 30, 2019 and the net proceeds from the transaction were used for working capital and to reduce outstanding borrowings under the Company’s revolving credit facility.

In addition, the Company also announced that it had entered into the August Term Sheet with Ares that provided for, among other things, the issuance of an additional 110,000 shares of Series B Preferred Stock (the “Tranche Two Transaction”) and a possible merger resulting in the Company going private (the “Merger”). The non-binding indicative term sheet called for Ares to provide 60% of the capital for the Tranche Two Transaction and the Merger with the remaining 40% coming from an unidentified third party.

The parties are now discussing an alternative transaction to the transactions contemplated in the August Term Sheet that would include an additional investment in IEA preferred stock by Ares, but which does not include the Merger or any other going private transaction. The Company will make an announcement when, and if, a final transaction is agreed upon by all parties.

JP Roehm, Chief Executive Officer of Infrastructure and Energy Alternatives, Inc. commented, “We believe that the $100 million of equity financings that we completed with Ares and Oaktree in the last six months has strengthened our balance sheet, significantly improved our liquidity and put us on solid footing to execute our 2019 business plan. We are working diligently to complete the final phase of our balance sheet improvement initiatives and are confident that we will have the financial flexibility we need for continued growth in 2020. We appreciate the support of Ares and Oaktree, who have taken on larger roles as investors in IEA, as well as our public equity investors and our lenders.”

About IEA

Infrastructure and Energy Alternatives, Inc. (IEA) is a leading infrastructure construction company with specialized energy and heavy civil expertise. Headquartered in Indianapolis, Indiana, with operations throughout the country, IEA’s service offering spans the entire construction process. The Company offers a full spectrum of delivery models including full engineering, procurement, and construction, turnkey, design-build, balance of plant, and subcontracting services. IEA is one of three Tier 1 wind energy contractors in the United States and has completed more than 200 wind and solar projects across North America. In the heavy civil space, IEA offers a number of specialty services including environmental remediation, industrial maintenance, specialty transportation infrastructure and other site development for public and private projects. For more information, please visit IEA’s website at www.iea.net or follow IEA on Facebook, LinkedIn and Twitter for the latest company news and events.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “seek,” “target,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact included in this press release, regarding expectations for the use of offering proceeds, future financial performance, business strategies, expectations for our business, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements. These forward-looking statements are based on information available as of the date of this release and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct. Forward-looking statements should not be relied upon as representing our views as of any subsequent date. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	our ability to consummate the Tranche Two Transaction;

•	availability of commercially reasonable and accessible sources of liquidity and bonding;

•	our ability to generate cash flow and liquidity to fund operations;

•	the timing and extent of fluctuations in geographic, weather and operational factors affecting our customers, projects and the industries in which we operate;

•	our ability to identify acquisition candidates, integrate acquired businesses and realize upon the expected benefits of the acquisition of CCS and William Charles;

•	consumer demand;

•	our ability to grow and manage growth profitably;

•	the possibility that we may be adversely affected by economic, business, and/or competitive factors;

•	market conditions, technological developments, regulatory changes or other governmental policy uncertainty that affects us or our customers;

•
our ability to manage projects effectively and in accordance with management estimates, as well as the ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects;

•
the effect on demand for our services and changes in the amount of capital expenditures by customers due to, among other things, economic conditions, commodity price fluctuations, the availability and cost of financing, and customer consolidation;

•	the ability of customers to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice;

•	customer disputes related to the performance of services;

•	disputes with, or failures of, subcontractors to deliver agreed-upon supplies or services in a timely fashion;

•	our ability to replace non-recurring projects with new projects;

•	the impact of U.S. federal, local, state, foreign or tax legislation and other regulations affecting the renewable energy industry and related projects and expenditures;

•	the effect of state and federal regulatory initiatives, including costs of compliance with existing and future safety and environmental requirements;

•	fluctuations in maintenance, materials, labor and other costs;

•	our beliefs regarding the state of the renewable wind energy market generally; and

•	the “Risk Factors” described in our Annual Report on Form 10-K for the year ended December 31, 2018, and in our quarterly reports, other public filings and press releases.

We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact

Andrew Layman	Financial Profiles, Inc.
Chief Financial Officer	Larry Clark, Senior Vice President
Andrew.Layman@iea.net	lclark@finprofiles.com
765-828-2580	310-622-8223